Exhibit 21                    List of Subsidiaries

Name of Subsidiary                                    Place of Organization
------------------                                    ---------------------
PureTec Corporation                                   Delaware
PTI Plastics, Inc.                                    Delaware
Burlington Resins, Inc.                               Delaware
Plastic Specialties & Technologies, Inc.              Delaware
PurePlast, Inc.                                       Ontario
Colorite Europe, Ltd.                                 No. Ireland
Action Technology Belgium N.V.                        Belgium
Action Technology Italia, SpA                         Italy